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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT


         Employment Agreement, dated this 1st day of February, 1996, between CompDent Corporation, Inc. ("CompDent") and Bruce A. Mitchell (the "Executive").

                              W I T N E S S E T H

         WHEREAS, the Executive has been an officer and key employee of CompDent; and

         WHEREAS, the parties hereto desire to assure that the Executive's knowledge and familiarity with the business of CompDent will continue to be available to CompDent after the date hereof.

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

         1. Employment. Subject to the provisions of Section 6, CompDent hereby employs the Executive and the Executive accepts such employment upon the terms and conditions hereinafter set forth.

         2. Term of Employment. The term of the Executive's employment pursuant to this Agreement shall commence on and as of the date hereof and shall remain in effect indefinitely thereafter until terminated in accordance with Section 6. The period during which the Executive serves as an employee of CompDent in accordance with and subject to the provisions of this Agreement is referred to in this Agreement as the "Term of Employment." Without the consent of the Executive, the Company may not transfer the Executive to a principal place of employment more than thirty miles from the city limits of Atlanta, Georgia, during the Term of Employment.

         3. Duties. During the Term of Employment, the Executive shall report directly to the Chief Executive Officer of CompDent and (a) shall serve as Executive Vice President and General Counsel of CompDent, (b) shall perform such duties and responsibilities as may be reasonably determined by the Chairman of the Board of Directors of CompDent consistent with the Executive's position as an executive officer of CompDent, provided that such duties and responsibilities shall be within the general area of the Executive's experience and skills, (c) upon the request of the Chairman of the Board of Directors of CompDent, shall serve as an officer and/or director of CompDent and any of its subsidiaries; and (d) shall render all services incident to the foregoing. The Executive agrees to use his beat efforts in, and shall devote his full working time, attention, skill and energies to, the advancement of the interests of CompDent and its subsidiaries and
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affiliates and the performance of his duties and responsibilities hereunder.

         4. Compensation. During the Term of Employment, CompDent shall pay the Executive a salary (the "Base Salary") at an annual rate as shall be determined from time to time by the Board of Directors of CompDent, provided, however, that such rate per annum shall not be less than $180,000. Such salary shall be subject to withholding under applicable law and shall be payable in periodic installments in accordance with CompDent's usual practice for Its senior executives, as in effect from time to time. The Executive shall be paid a bonus of at least $72,000 in January 1997, provided he is employed by the Company at such time.

5.       Benefits.

         (a) During the Term of Employment, the Executive shall be entitled to participate in any and all bonus plans, medical, pension and dental insurance plans and disability income plans as in effect from time to time for senior executives of CompDent. Such participation shall be subject to (i) the terms of the applicable plan documents, (ii) generally applicable policies of CompDent and (iii) the discretion of the Board of Directors of CompDent or administrative or other committee provided for in or contemplated by such plan.

         (b) CompDent shall promptly reimburse the Executive for all reasonable business expenses incurred by the Executive during the Term of Employment in accordance with CompDent's practices for senior executives of CompDent, as in effect from time to time.

         (c) During the Term of Employment, the Executive shall receive paid vacation annually in accordance with CompDent's practices for senior executives of CompDent, as in effective from time to time.

         (d) During the Term of Employment, the Executive shall receive a car allowance of at least $800 per month.

         (e) CompDent shall grant the Executive options exercisable for at least 20,000 shares of its common stock (as adjusted from time to time for stock splits, stock dividends and similar events), on or about December 31 in each of the years 1996, 1997, 1998, 1999, and 2000. These options will be subject to all the terms and conditions of the Company's Incentive Stock Option Plan, except that notwithstanding any provision of the Company's Incentive Stock Option Plan to the contrary, if the employment of the Executive is terminated under the circumstances contemplated by Sections 6(e) or (f) hereof, all granted options shall immediately



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vest and the Executive shall have one year to exercise the outstanding options;
provided, however, that there shall be no acceleration of the vesting of options in the event that, in the opinion of CompDent's certified public accountants, such vesting would preclude the ability to account for a contemplated business combination as a pooling of interest.

         (f) Except as contemplated by Sections 5(c), 5(d), and 5(e), compliance with provisions of this Section 5 shall in no way create or be deemed to create any obligation, express or implied, on the part of CompDent or any parent, subsidiary or affiliate of CompDent with respect to the continuation of any benefit or other plan or arrangement maintained as of or prior to the date hereof or the creation and maintenance of any particular benefit or other plan or arrangement at any time after the date hereof. Notwithstanding the foregoing, the benefits provided to the Executive during the Term of Employment will not be materially less favorable in the aggregate than the benefits in effect for the executives of CompDent as of October 31, 1995.

         6. Termination of Employment of the Executive. This Agreement and the Executive's employment with CompDent and its subsidiaries may be terminated as follows:

         (a) At any time by the mutual consent of the Executive and CompDent.

         (b) At any time for "cause" by CompDent upon written notice to the Executive. For purposes of this Agreement, a termination shall be for "cause" if:

            (i) the Executive shall commit an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against CompDent or any of its subsidiaries or affiliates or shall be convicted by a court of competent jurisdiction or shall plead guilty or nolo contendere to any felony or crime involving moral turpitude;

           (ii) the Executive shall commit a material breach of any of the covenants, terms or provisions of Section 7 hereof;

          (iii) the Executive shall commit a material breach of any of the covenants, terms or provisions hereof (other than pursuant to Section 7 hereof) which breach has not been remedied within thirty (30) days after delivery to the Executive by CompDent of written notice thereof; or

           (iv) the Executive shall have disobeyed written instructions from CompDent's Board of Directors or shall have



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substantially failed to perform the Executive's duties hereunder, after written notice and under circumstances effectively constituting a resignation of the Executive's position with CompDent.

         Upon termination for cause as provided in this Section 6(b), (A) all obligations of CompDent under this Agreement shall thereupon immediately terminate other than any obligations with respect to earned but unpaid salary; provided, however, that the Executive shall not be entitled to receive any bonus from CompDent with respect to the year during which such termination occurred, and (B) CompDent shall have any and all rights and remedies under this Agreement and applicable law.

         (c) Upon the earlier death or permanent disability (as defined below) of Executive continuing for a period of ninety (90) days. Upon any such termination of the Executive's employment, all obligations of CompDent under this Agreement shall thereupon immediately terminate other than any obligations with respect to (i) earned but unpaid salary through the date of termination,
(ii) bonus payments with respect to the calendar year which such termination occurred on the basis of and to the extent contemplated in any bonus plan then in effect with respect to executive officers of CompDent, pro-rated on the basis of number of days of the Executive's actual employment hereunder during such calendar year through such termination, and (iii) in the case of permanent disability continuation of health insurance benefits until the first anniversary of the date of termination to the extent permitted under Executive's group health insurance policy. As used herein, the term "permanent disability" or "permanently disabled" is hereby defined as the inability of the Executive, by reason of injury, illness or other similar cause, to perform a major part of his duties and responsibilities in connection with the conduct of the business and affairs of CompDent.

         (d) At any time by the Executive upon sixty (60) days' prior written notice to CompDent. Upon termination by the Executive as provided in this Section 6(d), all obligations of CompDent under this Agreement shall thereupon immediately terminate other than any obligations with respect to earned but unpaid salary, it being understood that the Executive shall not be entitled to receive any bonus from CompDent with respect to the year during which such termination occurred.

         (e) At any time without "cause" (as defined in Section 6(b)) by CompDent upon written notice to the Executive. In the event of termination of the Executive by CompDent pursuant to this Section 6(e), CompDent shall (i) continue to pay the Executive his Base Salary for a period of two years following the date of



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termination at the rate per annum in effect as of the date of termination, subject to withholding to the extent required under applicable law and payable at the same intervals as Base Salary is paid to senior Executives of CompDent generally, and (ii) continue the Executive's health (i.e., medical and dental) insurance as provided in Section 5(a) for one year following the date of such termination to the extent permitted under applicable law and CompDent's group health insurance policy. The Base Salary payments, pro-rated bonus and continuation of health benefits contemplated by this Section 6(e), as well as the acceleration of the vesting of stock options as contemplated by Section 5(e), are agreed by the parties hereto to be in full satisfaction and compromise of any claim arising out of any termination of the Executive's employment pursuant to this Section 6(e).

         (f) The Executive shall have the right to terminate his employment hereunder in the event of a material default by CompDent (including, without limitation, a failure by CompDent to issue options as set forth in this Agreement) in the performance of its obligations hereunder after the Executive has given written notice to CompDent specifying such default by CompDent and giving CompDent a reasonable time, not less than 30 days, to conform its performance to its obligations hereunder. The rights and obligations of the parties shall be as set forth in Section 6(e) in the event of any such termination.

         (g) Notwithstanding anything herein to the contrary, in the event the employment of the Executive terminates pursuant to or under the circumstances contemplated by any of Section 6(e) or (f) hereof, or as a result of a material change in the duties of the Executive, within one year following any "Change of Control" (as hereinafter defined) involving CompDent or any entity controlling CompDent ("Parent"), then CompDent shall in lieu of the payments and arrangements specified therein (including without limitation participation in any bonus plan), (i) pay the Executive severance equal to the Executive's aggregate salary for the two most recently completed fiscal years (or twice his annual base salary, if employed for less than two years) payable in equal monthly installments, for the year following such termination and subject to withholding, and (ii) continue the Executive's health (i.e., medical and dental) insurance as provided in Section 5(a) for one year following the date of such termination to the extent permitted under applicable law and CompDent's group health insurance policy, in full satisfaction and compromise of any claims arising out of any such termination of the Executive's employment. For purposes of this Agreement, a "Change in Control" shall mean any of the following events occurring after the date hereof: (A) the direct or indirect beneficial ownership (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the




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"Exchange Act"), and Regulation 13D-G thereunder) of a majority of the outstanding Common Stock of Parent is acquired or becomes held by any person or group of persons (within the meaning of Section 13(d)(3) of the Exchange Act) (a "Group"), (B) the sale, mortgage, lease or other transfer to any person or Group in one or more transactions not in the ordinary course of business of all or substantially all of the assets on a consolidated basis of Parent, CompDent and CompDent, subsidiaries (taken as a whole), or (C) any private sale to any person or Group by one or more investment funds associated with TA Associates, Inc., in a single transaction or series of related transactions, of an aggregate of twenty percent (20%) of the then outstanding Common Stock of Parent, provided, however, that for purposes of this clause (iii), sales of Common Stock in reliance on the provisions of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and sales pursuant to an effective registration statement under the Securities Act shall in no event be deemed to constitute private sales.

         (h) Upon termination of the Executive's employment with CompDent at any time, under this Agreement or otherwise, regardless of the circumstances thereof, the Executive's obligations under Section 7 hereof shall survive such termination.

7.       Non-Competition.

         (a) During any period in which the Executive serves as an employee of CompDent and for a period of one (1) year after the date of termination of the Executive's employment at any time, regardless of the circumstance thereof, the Executive shall not, without the express written consent of CompDent, directly or indirectly, engage, participate, invest in, be employed by or assist, whether as owner, part-owner, shareholder, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity, any Person (as hereinafter defined) other than CompDent and its affiliates in the Designated Industry (as hereinafter defined). Without limiting the foregoing, the foregoing covenant shall prohibit the Executive during the period set forth above from (i) hiring or attempting to hire for or behalf of any Person in the Designated Industry any officer or employee of CompDent or any of its affiliates, (ii) encouraging for or on behalf of any such Person in the Designated any officer or employee to terminate his or her relationship or employment with CompDent or any of its affiliates, (iii) soliciting for or on behalf of any such Person in the Designated Industry any customer of CompDent or any of its affiliates and (iv) diverting to any such Person in the Designated Industry any customer of CompDent or any of its affiliates; provided, however, that nothing herein shall be construed as preventing the Executive from making passive



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investments in a Person in the Designated Industry if the securities of such
Person are publicly traded and such investment constitutes less than five percent of the outstanding shares of capital stock or comparable equity interests of such Person. As of the date of this Agreement, the Executive is not performing any other duties for, and is not a party to any similar agreement with, any Person competing with CompDent or any of its affiliates.

         (b) In the course of performing services hereunder and otherwise, the Executive has had, and it is anticipated that the Executive will from time to time have, access to confidential records, data, customer lists, trade secrets and similar confidential information owned or used in the course of business by CompDent and its subsidiaries and affiliates (the "Confidential Information"). The Executive agrees (i) to hold the Confidential Information in strict confidence, (ii) not to disclose the Confidential Information to any Person (other than in the regular business of CompDent), and (iii) not to use, directly or indirectly, any of the Confidential Information for any competitive or commercial purpose; provided, however, that the limitations set forth above shall not apply to any Confidential Information which (A) is then generally known to the public; (B) became or becomes generally known to the public through no fault of the Executive; or (C) is disclosed in accordance with an order of a court of competent jurisdiction or applicable law. Upon the termination of the Executive's employment with CompDent, all data, memoranda, customer lists, notes, programs and other papers and items, and reproductions thereof relating to the foregoing matters in the Executive's possession or control, shall be returned to CompDent and remain in its possession.

         (c) For purposes of this Agreement, (i) the term "Person" shall mean an individual, a corporation, an association, a partnership, an estate, a trust, and any other entity or organization, and (ii) the term "Designated Industry" shall mean (A) the business of providing dental health care services and any and all activities relating thereto, including, without limitation, the provision and administration of prepaid dental plans, PPO dental plans and indemnity dental plans and operation and/or ownership of dental healthcare practices, and (B) any other business conducted by CompDent, Parent or any of their respective affiliates.

         8. Specific Performance: Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement including, without limitation, Section 7 hereof) by the Executive is likely to result in irreparable injury to CompDent and its subsidiaries and affiliates, that the remedy at law alone will be an inadequate remedy for such breach and that, in addition to



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any other remedy it may have, CompDent shall be entitled to enforce the specific performance of this Agreement by the Executive and to seek both temporary and permanent injunctive relief (to the extent permitted by law), without the necessity of proving actual damages. In case any of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, any such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had been limited or modified (consistent with its general intent) to the extent necessary to make it valid, legal and enforceable, or if it shall not be possible to so limit or modify such invalid, illegal or unenforceable provision or part of a provision, this Agreement shall be construed as if such invalid, illegal or unenforceable provision or part of a provision had never been contained in this Agreement.

         9. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by certified or registered mail (return receipt requested) as follows:

                          To CompDent:

                                  American Prepaid Professional Services, Inc.
                                  8800 Roswell Road
                                  Suite 244
                                  Atlanta, GA 30350
                                  Attn: President

                          To the Executive:

                                  Bruce A. Mitchell
                                  77 East Andrews Drive, #346
                                  Atlanta, Georgia 30305

or to such other address of which any party may notify the other parties as provided above. Notices shall be effective as of the date of such delivery or mailing.

         10. Miscellaneous. This Agreement shall be governed by and construed under the laws of the State of Florida, and shall not be amended, modified or discharged in whole or in part except by an agreement in writing signed by both of the parties hereto. The failure of either of the parties to require the performance of a term or obligation or to exercise any right under this Agreement or the waiver of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or exercise of such right or the enforcement at any time of any other right hereunder or be



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deemed a waiver of any subsequent breach of the provision so breached, or of any other breach hereunder. This Agreement shall inure to the benefit of successors of CompDent by way of merger, consolidation or transfer of all or substantially all of the assets of CompDent, and may not be assigned by the Executive. This Agreement supersedes all prior understandings and agreements between the parties relating to the subject matter hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first set forth above.


                                        COMPDENT CORPORATION, INC.

                                        By: /s/ David R. Klock
                                            ----------------------
                                        Name:  David R. Klock
                                        Title: President

                                        /s/ Bruce A. Mitchell
                                        --------------------------
                                        Bruce A. Mitchell





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